Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP & CFO
Tower 2, Suite 700		Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Liberty Midstream & Resources Announces Successful
Launch of Marcellus Shale Cryogenic Processing Plant

DENVER, May 7, 2009 — MarkWest Liberty Midstream & Resources, L.L.C., a partnership between MarkWest Energy Partners, L.P. (NYSE: MWE) and NGP Midstream & Resources, L.P., today announced the successful April start-up of a cryogenic processing plant in Washington County, Pennsylvania to support the significant development of the Marcellus Shale in southwest Pennsylvania and northern West Virginia by Range Resources Corporation (NYSE:RRC) and other Marcellus producers.

The new plant is operating at its capacity of 30 million cubic feet per day (MMcf/d) and includes a depropanizer to extract propane from the gas stream that is sold into the regional market.  When combined with the existing 30 MMcf/d refrigeration plant that was installed in November of 2008, MarkWest Liberty has total processing capacity in southwest Pennsylvania of 60 MMcf/d.

MarkWest Liberty anticipates bringing on line 20 MMcf/d of additional refrigeration capacity by the end of September and completing the installation of a new 120 MMcf/d cryogenic processing plant in early 2010. MarkWest Liberty anticipates having total Marcellus cryogenic processing capacity of up to 270 MMcf/d by the end of 2010.

“The Marcellus Shale is one of the most exciting natural gas plays in the U.S.,” commented Frank Semple, Chairman, President and Chief Executive Officer.  “The successful start-up of our second processing facility supports the continued development of the Marcellus in southwest Pennsylvania.”

MarkWest Liberty Midstream & Resources is owned 60 percent by MarkWest Energy Partners and 40 percent by NGP Midstream & Resources and is operated by MarkWest Energy Partners.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwestern and Gulf Coast regions of the United States and is the largest natural gas processor in the Appalachian region.  The primary business strategy of MarkWest is to provide outstanding customer service at competitive rates, maintain financial flexibility, expand operations through organic growth projects and strategic acquisitions, increase utilization of facilities, and reduce the sensitivity of cash flows to commodity price fluctuations.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.